UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

VITACIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, 6th Floor, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

310-402-6937

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", "us", "our", the "Company" refer to VitaCig, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 15, 2015, Maury Winnick resigned as interim Chief Executive Officer. Mr. Winnick’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 15, 2015, simultaneous with Mr. Winnick’s resignation, the Company appointed Paul Rosenberg, the Company’s Director, as Chief Executive Officer.

Paul Rosenberg was appointed as a director of VitaCig, Inc. on January 23, 2014. Mr. Rosenberg is the Founder, CEO, and Chairman of mCig, Inc. formerly known as Lifetech Industries since April 2013. For the past 5 years Mr. Rosenberg has been a private investor focusing on the technology space where he has over two decades of experience as a software engineer specializing in complex distributed systems in C++, Delphi, VB, Java, and Oracle DB projects via his consulting company: PR Data Consulting. Since 1997, Mr. Rosenberg has worked as an independent consultant with both private and public enterprises including:  The Federal Deposit Insurance Company (FDIC), The Zennstrom/Friis Group (Kazaa/Skype/Atomico Ventures), and Trust Digital (later sold to Mcafee in 2010), Dell, Inc., Boeing, and Microsoft Inc. as well as several other notable companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACIG, INC

Date: October 19, 2015

By: /s/ Paul Rosenberg

Paul Rosenberg,

Chief Executive Officer

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